Exhibit 10.1

Summary of Named Executive Officer & Director Compensation Arrangements

Name of Director/Named Executive Officer	Annual Base Salary Effective March 20, 2005	Cash Award Payable March 2005
Donald G. Fisher	$544,700	$162,559
Paul Pressler	$1,500,000	$1,119,140
Nick Cullen	$600,000	$376,103
Anne Gust	$600,000	$232,781
Jenny Ming	$1,000,000	$0
Byron Pollitt	$675,000	$259,268

The above individuals are also eligible to receive equity compensation awards under the company’s employee benefit plans and certain perquisites as more fully described in the company’s annual proxy statement.